FOR IMMEDIATE RELEASE

Del Medical Systems Group Enters into OEM Agreement with Analogic Corporation

Fast, Intuitive, Single- and Dual-Detector Digital Radiography Systems Feature Industry-Proven User Interface Designed to Improve Workflow

Franklin Park, IL -- November 28, 2007 -- Del Global Technologies Corp. (OTCBB: DGTC) ("Del Global" or "the Company")  today announced it has signed a three-year supply agreement with Analogic Corporation (NASDAQ: ALOG), an OEM supplier of high-performance medical imaging systems. Del Medical will market and sell advanced single- and dual-detector digital radiography systems designed and manufactured by Analogic for high-volume general radiography, emergency, and orthopedic applications. These systems include an intuitive Graphical User Interface (GUI) with touch-screen control, and standard DICOM 3.0, featuring Query, Print, Store, and Modality Worklist capabilities. The terms of the agreement include worldwide distribution rights and onsite service and support for Del Medical’s customers.  Other terms were not disclosed.

According to M. Thomas Boon, Vice President of Global Sales & Marketing for the Del Medical Systems Group, “Del Medical is known for product quality and reliability, so we choose our industry relationships carefully. Analogic is a leading OEM supplier of advanced imaging technology with installations in major hospitals throughout the world. This relationship will extend our digital radiography portfolio and capabilities for our customers, while providing them with the quality and support that they expect.”

ABOUT DEL GLOBAL TECHNOLOGIES
Del Global Technologies Corp. is primarily engaged in the design, manufacture and marketing of high performance diagnostic imaging systems for medical, dental and veterinary applications through the Del Medical Systems Group. Through its U.S. based Del Medical Imaging Corp. and Milan, Italy based Villa Sistemi Medicali S.p.A. subsidiaries the Company offers a broad portfolio of general radiographic, radiographic/fluoroscopic, portable x-ray and digital radiographic systems to the global marketplace. Through its RFI subsidiary, Del Global manufactures proprietary high-voltage power conversion subsystems including electronic filters, high voltage capacitors, pulse modulators, transformers and reactors, and a variety of other products designed for industrial, medical, military and other commercial applications. The company's web site is www.delglobal.com.

ABOUT ANALOGIC CORPORATION
Analogic Corporation is a leading designer and manufacturer of advanced health and security systems and subsystems. The Company is recognized worldwide for advancing the state of the art in Automatic Explosives Detection, Computed Tomography (CT), Digital Radiography (DR), Ultrasound, Magnetic Resonance Imaging (MRI), Patient Monitoring, and Advanced Signal Processing. For more information, visit www.analogic.com.

Statements about future results made in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. Del Global cautions that these statements are not guarantees of future performance. These statements involve a number of risks and uncertainties that are difficult to predict, including, but not limited to: the ability of Del Global to introduce products as scheduled; obtaining necessary product certification; implement its business plan; retention of management; changing industry and competitive conditions; obtaining anticipated operating efficiencies; securing necessary capital facilities; favorable determinations in various legal matters; market and operating risks from foreign currency exchange exposures; and favorable general economic conditions. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company's filings with the Securities and Exchange Commission.

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DEL GLOBAL TECHNOLOGIES CORP.

James A. Risher, Chief Executive Officer
(847) 288-7065

Mark Zorko, Chief Financial Officer
(847) 288-7003

MEDIA RELATIONS:

M. Thomas Boon, VP Global Sales and Marketing
(847) 288-7023